GMAC RFC  [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                      FREE WRITING PROSPECTUS FOR RAMP SERIES 2006-RS6 TRUST
                                      (Filed pursuant to Rule 433; SEC File No. 333-131211)

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       RAMP SERIES 2006-RS6 TRUST
       Issuing Entity

MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS6

$368,997,000 CERTIFICATES (APPROXIMATE)

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
Depositor (SEC File No. 333-131211)

RESIDENTIAL FUNDING COMPANY, LLC
Master Servicer and Sponsor

OCTOBER 16, 2006

                                    DEUTSCHE BANK    [GRAPHIC OMITTED][GRAPHIC OMITTED]

DISCLAIMER

 THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE SECURITIES AND EXCHANGE  COMMISSION
FOR THE  OFFERING  TO WHICH  THIS  COMMUNICATION  RELATES.  BEFORE YOU  INVEST,  YOU SHOULD  READ THE  PROSPECTUS  IN THAT
REGISTRATION  STATEMENT AND OTHER  DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SECURITIES AND EXCHANGE  COMMISSION FOR MORE
COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING  EDGAR
ON THE SECURITIES AND EXCHANGE COMMISSION WEB SITE AT WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY
DEALER  PARTICIPATING  IN THE OFFERING  WILL ARRANGE TO SEND YOU THE  PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING
TOLL-FREE 1-800-503-4611.

 The  information  in this free  writing  prospectus,  if conveyed  prior to the time of your  contractual  commitment  to purchase any of the Offered  Certificates,  supersedes any information  contained in any prior similar materials  relating to the  Offered  Certificates.  The  information  in this free  writing  prospectus  is  preliminary,  and is  subject  to completion  or change.  This free writing  prospectus  is being  delivered  to you solely to provide you with  information about the  offering of the Offered  Certificates  referred to in this free writing  prospectus  and to solicit an offer to purchase the Offered  Certificates,  when,  as and if issued.  Any such offer to purchase made by you will not be accepted and will not  constitute  a  contractual  commitment  by you to purchase  any of the Offered  Certificates,  until we have accepted your offer to purchase Offered  Certificates.  The Offered Certificates  referred to in these materials are being sold when,  as and if issued.  The issuing  entity is not  obligated  to issue such  Offered  Certificates  or any similar security and the underwriters'  obligation to deliver such Offered  Certificates is subject to the terms and conditions of the  underwriting  agreement with the issuing entity and the  availability  of such Offered  Certificates  when, as and if issued by the issuing entity. You are advised that the terms of the Offered  Certificates,  and the characteristics of the mortgage pool backing them,  may change (due,  among other things,  to the  possibility  that mortgage loans that comprise the pool may become  delinquent  or defaulted or may be removed or replaced and that similar or different  mortgage  loans may be added to the  mortgage  pool,  and that one or more  classes  of Offered  Certificates  may be split,  combined  or eliminated),  at any time  prior  to  issuance  or  availability  of a final  prospectus.  You are  advised  that  Offered
Certificates  may  not  be  issued  that  have  the  characteristics  described  in  this  free  writing  prospectus.  The underwriters'  obligation to sell any of the Offered  Certificates to you is conditioned on the mortgage loans and Offered
Certificates  having the  characteristics  described  in these  materials.  If for any reason the issuing  entity does not deliver such Offered  Certificates,  the  underwriters  will notify you, and neither the issuing entity or any underwriter will have any  obligation  to you to deliver all or any portion of the Offered  Certificates  which you have  committed to purchase,  and neither the issuing entity or any underwriter  will be liable for any costs or damages  whatsoever  arising from or related to such non-delivery.

This  communication  does not contain all the information  that is required to be included in the base prospectus and the prospectus supplement.

 This information in this communication is preliminary and is subject to completion or change.

                                                   RAMP SERIES 2006-RS6

---------------------------------------------------------------------------------------------------------------------------------------------------
                                                              CERTIFICATES
---------------------------------------------------------------------------------------------------------------------------------------------------
---------- ----------- ----------------- ------------ ---------- ------------- ------------------ -------------- -------------------- -------------
Class       Interest     Approximate      Interest    Principal      Expected      Expected         Expected            Final           Expected
                                                                                   Principal
                                                                     WAL            Window          Maturity          Scheduled
           Type                            Accrual                 (yrs)(2)       (months)(2)         Date          Distribution        Ratings
           (2)(3)(4)       Size(1)          Basis       Type       Call/Mat        Call/Mat            Mat              Date             (S/M)
---------- ----------- ----------------- ------------ ---------- ------------- ------------------ -------------- -------------------- -------------
---------- ----------- ----------------- ------------ ---------- ------------- ------------------ -------------- -------------------- -------------
   A-1      Floating     115,870,000       Act/360       SEQ      1.00/1.00     1 - 20 / 1 - 20     June 2008       November 2025       AAA/Aaa
   A-2      Floating      68,728,000       Act/360       SEQ      2.00/2.00     20 - 28 / 20 -    February 2009        May 2030         AAA/Aaa
                                                                                      28
   A-3      Floating      92,904,000       Act/360       SEQ      3.50/3.50    28 - 64 / 28 - 64  February 2012       July 2035         AAA/Aaa
   A-4      Floating      50,998,000       Act/360       SEQ      6.69/8.29     64 - 86 / 64 -    October 2023      November 2036       AAA/Aaa
                                                                                      204
   M-1      Floating      8,437,000        Act/360       MEZ      4.83/5.32     39 - 86 / 39 -    January 2019      November 2036       AA+/Aa1
                                                                                      147
   M-2      Floating      7,875,000        Act/360       MEZ      4.82/5.28     38 - 86 / 38 -      June 2018       November 2036        AA/Aa2
                                                                                      140
   M-3      Floating      4,687,000        Act/360       MEZ      4.81/5.23     38 - 86 / 38 -     September 2017    November 2036      AA-/Aa3
                                                                                      131
   M-4      Floating      4,312,000        Act/360       MEZ      4.81/5.18     38 - 86 / 38 -    February 2017     November 2036        A+/A1
                                                                                      124
   M-5      Floating      4,125,000        Act/360       MEZ      4.80/5.12     37 - 86 / 37 -      July 2016       November 2036         A/A2
                                                                                      117
   M-6      Floating      3,187,000        Act/360       MEZ      4.79/5.03     37 - 86 / 37 -     November 2015     November 2036       A-/A3
                                                                                      109
   M-7      Floating      2,625,000        Act/360       MEZ      4.79/4.94     37 - 86 / 37 -     March 2015        November 2036       BBB+/Baa1
                                                                                      101
   M-8      Floating      2,437,000        Act/360       MEZ      4.78/4.82    37 - 86 / 37 - 93    July 2014       November 2036       BBB/Baa2

   M-9      Floating      2,812,000        Act/360       MEZ      4.61/4.61    37 - 83 / 37 - 83   September 2013    November 2036     BBB-/Baa3
---------- ----------- ----------------- ------------ ---------- ------------- ------------------ ----------------- ----------------- -------------
OFFERED CERTIFICATES     $368,997,000
 B ((5))       N/A        $3,187,000       Act/360       MEZ                             Not Offered Hereby                               N/A
 SB (5)       N/A         $2,816,000         N/A         SUB                             Not Offered Hereby                               N/A
  R (5)       N/A            N/A             N/A         RES                             Not Offered Hereby                               N/A
 TOTAL CERTIFICATES      $375,000,000
---------------------- ----------------- ------------ ---------- -------------- ---------------------------- ------------------------ -------------

NOTES:
(1)      Class sizes subject to a 5% variance.
(2)      Pricing Speed Assumption:

      Fixed:      Fixed:   20% HEP (2% CPR in month 1,  building  to 20% CPR by month 10, and  remaining  constant  at 20% CPR thereafter).
      ARMs:       100% PPC (assumes  that  prepayments  start at 2% CPR in month one,  increase by  approximately  2.545% each month to 30% CPR in month  twelve,  and  remain at 30% CPR until  month 22,  from  month 23 to month 27, 50%
                  CPR, and from month 28 and thereafter, 35% CPR).

(3)   The  pass-through  rate on the Class A,  Class M, and  Class B  Certificates  will be equal to the  lesser of (i)
      one-month LIBOR plus the related margin and  (ii) the Net WAC Cap Rate.
(4)   If the 10% optional  call is not  exercised,  the margin on the Class A-2,  Class A-3 and Class A-4  Certificates
      will double and the margin on the Class M and Class B Certificates  will increase to a 1.5x  multiple,  beginning on the second Distribution Date after the first possible optional call date.
(5)   Not offered hereby.

ISSUING ENTITY:                     RAMP Series 2006-RS6 Trust.

CERTIFICATES:                       The Class A-1,  Class A-2,  Class A-3 and Class A-4  Certificates  (collectively,  the
                                    "Class A  Certificates"),  the Class M-1 through M-9 Certificates  (collectively,  the
                                    "Class M  Certificates"  and  together  with the Class A  Certificates,  the  "Offered
                                    Certificates"),  and the Class B  Certificates  are backed by the  Mortgage  Loans (as
                                    defined  herein).   The  Offered   Certificates   will  be  offered  pursuant  to  the
                                    Preliminary  Prospectus  Supplement  described below. The Class B Certificates will be privately placed and will not be offered pursuant to the prospectus.

MANAGER:                            Deutsche Bank Securities Inc.

SWAP COUNTERPARTY:                  Deutsche Bank AG New York Branch.

DEPOSITOR:                          Residential  Asset  Mortgage  Products,  Inc.  ("RAMP"),  an affiliate of  Residential
                                    Funding Company, LLC.

TRUSTEE AND SUPPLEMENTAL
INTEREST TRUST TRUSTEE:             U.S. Bank National Association.

MASTER SERVICER
AND SPONSOR:                        Residential  Funding Company,  LLC (the "Sponsor",  "Master  Servicer" or "Residential
                                    Funding").

SUBSERVICER:                        Primary  servicing will be provided by Homecomings  Financial,  LLC  ("Homecomings") a wholly owned subsidiary of Residential  Funding,  with respect to approximately  67.4%
                                    of  the  Mortgage  Loans.   Primary  servicing  will  be  provided  by  GMAC  Mortgage
                                    Corporation,  an affiliate of Residential Funding, with respect to approximately 17.3%
                                    of the Mortgage Loans.

CUT-OFF DATE:                       October 1, 2006 after deducting payments due during the month of October 2006.

CLOSING DATE:                       On or about October 30, 2006.

DISTRIBUTION DATES:                 25th of each  month  (or the  next  business  day if such day is not a  business  day)
                                    commencing on November 27, 2006.

FORM OF CERTIFICATES:               Book-entry form through DTC, Clearstream and Euroclear.

MINIMUM
DENOMINATIONS:                      For the  Class A,  Class  M-1,  Class M-2 and Class  M-3  Certificates:  $100,000  and
                                    integral  multiples  of $1 in excess  thereof;  for the Class  M-4  through  Class M-9
                                    Certificates  and Class B  Certificates:  $250,000  and  integral  multiples  of $1 in excess thereof.

ERISA CONSIDERATIONS:               Subject to the considerations described in the Preliminary Prospectus (as defined herein), the Offered Certificates are expected to be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. However, the
                                    Offered Certificates may not be acquired or held by a person investing assets of any such plans or individual retirement accounts before the termination of the Swap Agreement (as defined herein), unless such acquisition or holding is eligible for the exemptive relief available under the service provider exemption under Section 408(b)(17) of ERISA or one of the investor-based exemptions, including Prohibited Transaction Class Exemption ("PTCE")
                                    84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 and PTCE 96-23, described in the Preliminary Prospectus.

LEGAL INVESTMENTS:                  The Offered  Certificates will not constitute  "mortgage  related  securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

TAX STATUS:                         One or more REMIC elections.

MORTGAGE LOANS:

                                o       The  Mortgage  Loans will  consist of 1,617  first  lien,  fixed-rate  and  adjustable-rate  mortgage  loans (the
                                        "Mortgage  Loans").  On  the  Closing  Date,  the  Mortgage  Loans  will  have  an approximate aggregate principal balance of $375,000,000 as of the Cut-off Date.

                                o       As of the Cut-off  Date,  approximately  53.37% of the pool of Mortgage  Loans  described  herein  provide for an initial interest only period of up to ten years.

SILENT SECONDS:                     The mortgaged  properties relating to approximately  48.01% of the statistical pool of first-lien  Mortgage  Loans,  which  are  included  in  this  pool  are  subject  to a second-lien  mortgage loan ("Silent  Seconds"),  based solely on the information  made available to the  Depositor.  The weighted  average  combined  original  loan-to-value ratio of the Mortgage  Loans,  including the Silent  Seconds is  approximately  89.22%
                                    where 0.45% of the aggregate pool have combined  original loan to value ratios ranging from 101% to 106%.

PRICING SPEED ASSUMPTIONS:
                                o   Fixed - 20%  HEP (2% CPR in  month  1,  building  to 20% CPR by  month  10,  and  remaining  constant  at 20% CPR thereafter).
                                o   ARMs - 100% PPC (assumes that prepayments  start at 2% CPR in month one,  increase by  approximately  2.545% each month to 30% CPR in month  twelve,  and  remain  at 30% CPR until  month 22,  from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).

OPTIONAL CALL:                      On any  Distribution  Date on which the  aggregate  stated  principal  balance  of the
                                    Mortgage Loans after giving effect to  distributions  to be made on that  Distribution
                                    Date is less than 10% of the aggregate  principal  balance of the Mortgage Loans as of the Cut-Off Date (the date of such occurrence,  the "Optional Call Date"),  the master servicer or its designee may  terminate  the trust.  The exercise of the optional call may be subject to limitations as described in the prospectus supplement.

BASIS RISK
SHORTFALL:                          With  respect  to any class of the Class A, Class M and Class B  Certificates  and any
                                    Distribution  Date on which the Net WAC Cap Rate is used to determine the Pass-Through
                                    Rate of that class of Class A, Class M and Class B  Certificates,  an amount  equal to the  excess  of (i)  accrued  certificate  interest  for  that  class  of the  Class A
                                    Certificates,  Class M Certificates or Class B Certificates calculated at a rate equal to One-Month LIBOR plus the related  margin,  over (ii) accrued  certificate  interest for  that  class  of the  Class  A  Certificates,  Class  M  Certificates  or  Class B
                                    Certificates calculated using the Net WAC Cap Rate.

BASIS RISK SHORTFALL
CARRY-FORWARD AMOUNTS:              With  respect to each class of the Class A, Class M and Class B  Certificates  and any
                                    Distribution  Date,  an amount equal to the aggregate  amount of Basis Risk  Shortfall for that class on that  Distribution  Date,  plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously  unreimbursed by Excess Cash Flow or amounts  received under the Swap Agreement (as defined herein), at a rate equal to the related Pass-Through Rate for that class.

RELIEF ACT SHORTFALLS:              With respect to any  Distribution  Date,  the  shortfall,  if any, in  collections  of interest  resulting  from the  Servicemembers  Civil  Relief Act,  as amended,  or any similar  legislation or regulation.  Relief Act Shortfalls will be covered by the Swap
                                    Agreement and available  Excess Cash Flow in the current  period only.  Any Relief Act
                                    Shortfalls  allocated to the Class A, Class M or Class B Certificates  for the current period not covered by the Swap  Agreement  and Excess Cash Flow in the current  period will remain unpaid.

CREDIT ENHANCEMENT:                 A.  SUBORDINATION

                                    Credit  enhancement for the Class A Certificates will include the subordination of the
                                    Class M Certificates  and the Class B Certificates.  Credit  enhancement for the Class
                                    M  Certificates  will  include  the  subordination  of  each  class  of  the  Class  M
                                    Certificates with a lower payment priority and the Class B Certificates.

                                    INITIAL SUBORDINATION (INCLUDING THE INITIAL OVERCOLLATERALIZATION AMOUNT):

                                       CLASS                EXPECTED RATING    INITIAL CREDIT       AFTER
                                                                                                  STEP-DOWN
                                                             (S&P/MOODY'S)         SUPPORT         SUPPORT

                                       Class A                  AAA/Aaa             12.40           24.80
                                       Class M-1                AA+/Aa1             10.15           20.30
                                       Class M-2                 AA/Aa2             8.05            16.10
                                       Class M-3                AA-/Aa3             6.80            13.60
                                       Class M-4                 A+/A1              5.65            11.30
                                       Class M-5                  A/A2              4.55             9.10
                                       Class M-6                 A-/A3              3.70             7.40
                                       Class M-7               BBB+/Baa1            3.00             6.00
                                       Class M-8                BBB/Baa2            2.35             4.70
                                       Class M-9               BBB-/Baa3            1.60             3.20
                                       Class B                   BB/Ba2             0.75             1.50

                                    For any  class  of Class A,  Class M and  Class B  Certificates,  the  Initial  Credit
                                    Support  is  the  aggregate   certificate   principal   balance  of  all  certificates
                                    subordinate to such class as a percentage of the aggregate  stated  principal  balance of the Mortgage  Loans as of the Cut-off Date.  The Initial  Credit  Support  includes the initial Overcollateralization Amount.

                                    B.  OVERCOLLATERALIZATION ("OC")

                                       Initial (% Orig.)                                        0.75%
                                       OC Target (% Orig.)                                      0.75%
                                       OC Floor (% Orig.)                                       0.50%
                                       OC Stepdown Target (% Current)                           1.50%
                                       OC Holiday                                               None

C.       EXCESS SPREAD *
                                    Initially equal to  approximately  302 basis points per annum, for the initial accrual period.

                                    * - Excess Spread is calculated on a 30/360 basis and at the Pricing Speed Assumption.

D.       SWAP AGREEMENT
                                    Credit  enhancement for the Class A, Class M and Class B Certificates will include net payments made by the Swap Counterparty to the Supplemental  Interest Trust Trustee, on
                                    behalf of the supplemental interest trust, pursuant to the Swap Agreement.

EXCESS CASH FLOW
DISTRIBUTIONS:                      On any  Distribution  Date,  the  Excess  Cash  Flow  will  be  allocated  among  the certificates  as set forth in the  Preliminary  Prospectus in the following  order of priority:

                                (1)     as part of the  Principal  Distribution  Amount,  to pay to the  holders  of the  Class  A,  Class M and  Class B
                                        Certificates in reduction of their certificate  principal balances,  the principal portion  of  realized  losses  previously  allocated  to  reduce  the  certificate principal  balance of any class of Class A, Class M and Class B  Certificates  and remaining unreimbursed, but only to the extent of Subsequent Recoveries;

                                (2)     as part of the  Principal  Distribution  Amount,  to pay to the  holders  of the  Class  A,  Class M and  Class B
                                        Certificates in reduction of their certificate  principal balances,  the principal portion of  realized  losses  incurred  on the  Mortgage  Loans for the  preceding calendar month;

                                (3)     to pay the  holders  of the  Class A,  Class M and Class B  Certificates  as part of the  Principal  Distribution
                                        Amount, any Overcollateralization Increase Amount;

                                (4)     to pay the  holders  of the  Class A,  Class M and  Class B  Certificates,  any  Prepayment  Interest  Shortfalls
                                        allocated  thereto  for  that  Distribution  Date,  on a pro rata  basis  based on accrued  certificate  interest  otherwise  due thereon,  to the extent not covered by the Eligible Master Servicing Compensation on that Distribution Date;

                                (5)     to pay to the  holders of the Class A,  Class M and Class B  Certificates,  any  prepayment  interest  shortfalls remaining  unpaid from prior  Distribution  Dates together with interest  thereon, on a pro rata basis  based on unpaid  prepayment  interest  shortfalls  previously allocated thereto;

                                (6)     to pay to the  holders  of the Class A  Certificates,  on a pro rata  basis,  based on the  amount of Basis  Risk
                                        Carry-Forward  Amounts previously allocated thereto that remain unreimbursed,  and then  to the  holders  of the  Class  M  Certificates,  in the  order  of  payment priority,  and then to the Class B  Certificates,  the  amount  of any Basis  Risk
                                        Shortfall Carry-Forward Amounts  remaining unpaid as of that Distribution Date;

                                (7)     to pay to the holders of the Class A, Class M and Class B  Certificates,  the amount of any Relief Act Shortfalls allocated thereto on that  Distribution  Date, on a pro rata basis based on Relief
                                        Act Shortfalls allocated thereto for that Distribution Date;

                                (8)     to pay to the holders of the Class A  Certificates,  on a pro rata basis,  based on the amount of realized losses previously  allocated  thereto that remain  unreimbursed,  and then to the holders of the Class M  Certificates,  in the order of payment  priority,  and then to the
                                        Class B  Certificates,  the principal  portion of any realized  losses  previously allocated thereto that remain unreimbursed;

                                (9)     to pay any Swap  Termination  Payments as defined  herein owed to the Swap  Counterparty  due to a swap  provider trigger event; and

                                (10)    to pay to the  holders of the Class SB  Certificates  and the Class R  Certificates  any  balance  remaining,  in accordance with the terms of the pooling and servicing agreement.

                                    On any  Distribution  Date, any amounts payable  pursuant to clauses (1), (2), and (3)
                                    above  will be  included  in the  Principal  Distribution  Amount  and will be paid as described in "Principal  Distribution  Amount" below.  Any amounts payable pursuant to clause  (8) above  shall not  accrue  interest  or reduce  the  certificate  principal balance of the Class A Certificates, Class M Certificates or Class B Certificates.

INTEREST ACCRUAL PERIOD:            From and including the preceding  Distribution Date (for the first accrual period, the closing  date) up to but  excluding  the current  Distribution  Date on an  actual/360 basis.

PASS-THROUGH RATES:                 On each  Distribution  Date, the Pass-Through Rate on each class of the Class A, Class
                                    M Certificates  and Class B Certificates  will be a per annum rate equal to the lesser of (x) for any Distribution  Date which occurs prior to the second  Distribution  Date after the first possible  Optional Call Date,  One-Month LIBOR plus the related margin for such  class,  and  beginning  on the  second  Distribution  Date  after  the first possible  Optional Call Date,  (1) with respect to the Class A-2,  Class A-3 and Class
                                    A-4  Certificates,  One-Month  LIBOR plus 2 times the related  initial margin for such class,  and (2) with  respect to the Class M  Certificates  and Class B  Certificates,
                                    One-Month  LIBOR plus 1.5 times the related  initial  margin of such class and (y) the
                                    Net WAC Cap Rate.

NET WAC
CAP RATE:                           With respect to any  Distribution  Date, a per annum rate (which will not be less than zero) equal to the excess,  if any, of (i) the product of (a) the weighted  average of the Net Mortgage  Rates of the Mortgage  Loans using the Net Mortgage  Rates in effect for the scheduled  payments due on such Mortgage  Loans during the related due period, and (b) a fraction  expressed as a  percentage,  the  numerator of which is 30 and the denominator  of which is the actual  number of days in the  related  Interest  Accrual
                                    Period  over  (ii) the  product  of  (a) a  fraction  expressed  as a  percentage  the numerator of which is the amount of any net swap payments or Swap Termination  Payment not due to a swap counterparty  trigger event owed to the Swap Counterparty as of such
                                    Distribution  Date and the  denominator  of which is the  aggregate  stated  principal balance of the Mortgage  Loans before giving effect to  distributions  of principal to be made on that Distribution Date, and (b) a fraction  expressed as a percentage,  the numerator of which is 360 and the  denominator  of which is the actual  number of days in the related Interest Accrual Period.

NET MORTGAGE RATE:                  With respect to any Mortgage  Loan,  the mortgage rate thereon minus the rate at which the master servicing and sub-servicing fee are paid.
ELIGIBLE MASTER
SERVICING COMPENSATION:             For any Distribution  Date, an amount equal to the lesser of (a) one-twelfth of 0.125%
                                    of the stated  principal  balance of the Mortgage  Loans  immediately  preceding  that
                                    Distribution  Date, and (b) the sum of the master  servicing fee payable to the Master
                                    Servicer  in  respect of its  master  servicing  activities  and  reinvestment  income received by the Master Servicer on amounts  payable with respect to that  Distribution
                                    Date.   Excess  Cash  Flow  may  also  be  available  to  cover  prepayment   interest
                                    shortfalls, subject to the priority of distribution for Excess Cash Flow.

ADVANCES:                           The Master Servicer will advance  delinquent  principal and interest to the extent the advance is recoverable from future collections on the Mortgage Loans.
OVERCOLLATERALIZATION
AMOUNT:                             With  respect to any  Distribution  Date,  the excess,  if any,  of (a) the  aggregate stated  principal  balance of the Mortgage Loans before giving effect to distributions of principal to be made on that Distribution Date, over (b) the aggregate  certificate principal  balance of the Class A, Class M and Class B Certificates,  as of such date, before taking into account  distributions of principal to be made on that Distribution
                                    Date.
REQUIRED
OVERCOLLATERALIZATION
AMOUNT:                             With respect to any Distribution  Date (i) if such  Distribution  Date is prior to the
                                    Stepdown Date, an amount equal to 0.75% of the aggregate stated  principal  balance of the Mortgage Loans as of the Cut-off Date or (ii) if such  Distribution  Date is on or after the  Stepdown  Date,  the  greater  of (x) 1.50% of the then  current  aggregate
                                    outstanding   principal   balance  of  the  Mortgage  Loans  after  giving  effect  to distributions to be made on that Distribution  Date and (y) the  Overcollateralization
                                    Floor;  provided,  however  that  if a  Trigger  Event  is  in  effect,  the  Required
                                    Overcollateralization   Amount   will   be   an   amount   equal   to   the   Required
                                    Overcollateralization  Amount for the  immediately  preceding  Distribution  Date. The
                                    Required   Overcollateralization  Amount  may  be  reduced  from  time  to  time  with notification to the rating agencies.
OVERCOLLATERALIZATION
FLOOR:                              0.50% of the  aggregate  stated  principal  balance of the Mortgage  Loans,  as of the
                                    Cut-Off Date.

STEPDOWN DATE:                      The  Distribution  Date  which is the  earlier to occur of (i) the  Distribution  Date immediately  succeeding  the  Distribution  Date on which  the  aggregate  certificate principal  balance of the Class A  Certificates  has been reduced to zero and (ii) the later  to occur  of (x) the  Distribution  Date in  November  2009  and (y) the  first
                                    Distribution Date on which the Senior Enhancement  Percentage is greater than or equal to 24.80%.

OVERCOLLATERALIZATION
INCREASE AMOUNT:                    With respect to any Distribution  Date, an amount equal to the lesser of (i) available
                                    Excess Cash Flow available for payment of the  Overcollateralization  Increase  Amount on that  Distribution  Date,  as  provided  in  clause  (3)  under  "Excess  Cash Flow
                                    Distributions" and (ii) the excess, if any, of (x) the Required  Overcollateralization
                                    Amount for that Distribution Date over (y) the  Overcollateralization  Amount for that
                                    Distribution Date.
OVERCOLLATERALIZATION
REDUCTION AMOUNT:                   With  respect  to any  Distribution  Date for which the  Excess  Overcollateralization
                                    Amount is, or would be, after taking into account all other  distributions  to be made on that  Distribution  Date,  greater than zero,  an amount equal to the lesser of (i)
                                    the Excess  Overcollateralization Amount for that Distribution Date and (ii) Principal
                                    Remittance Amount for that Distribution Date.

EXCESS OVERCOLLATERALIZATION
AMOUNT:                             With   respect   to   any   Distribution   Date,   the   excess,   if   any,   of  the
                                    Overcollateralization Amount over the Required Overcollateralization Amount.

EXCESS CASH FLOW:                   With respect to any  Distribution  Date,  an amount equal to the sum of (a) the excess of (1) the available  distribution  amount for that  Distribution  Date other than any amounts  received  under the Swap  Agreement  and  included  as part of the  Principal
                                    Distribution  Amount as described below under "Swap Agreement" over (2) the sum of (x)
                                    the  interest  distribution  amount for the Class A, Class M and Class B  Certificates for  that  Distribution  Date  and (y) the  lesser  of (i) the  aggregate  certificate principal  balance of the Class A, Class M and Class B Certificates  immediately prior to  such  Distribution  Date  and  (ii)  the  Principal  Remittance  Amount  for  that
                                    Distribution  Date to the extent not  needed to pay  interest  on the Class A, Class M and Class B Certificates on such Distribution  Date and (b) the  Overcollateralization
                                    Reduction  Amount.  Excess  Cash Flow may be used to protect  the Class A, Class M and
                                    Class B  Certificates  against  realized  losses by making an  additional  payment  of principal  up to the  amount of the  realized  losses as and to the  extent  described above in "Excess Cash Flow Distributions".

TRIGGER EVENT:
                                    A Trigger  Event is in effect on any  Distribution  Date if either (i) with respect to
                                    any  Distribution  Date  the  three  month  average  of  the  Sixty-Plus   Delinquency
                                    Percentage,  as determined on that Distribution Date and the immediately preceding two
                                    Distribution  Dates,  equals or exceeds [ ]% of the Senior  Enhancement  Percentage or
                                    (ii) the aggregate  amount of realized losses on the Mortgage Loans as a percentage of the  initial  aggregate  stated  principal  balance  of the  Mortgage  Loans as of the
                                    Cut-off Date exceeds the applicable amount set forth below:

                                                                                      LOSS TRIGGER

                                    Months 25-36              [__]% in the first month plus an additional 1/12th of
                                                              [___]% for every month thereafter
                                    Months 37-48              [___]% in the first month plus an additional 1/12th of
                                                              [___]% for every month thereafter
                                    Months 49-60              [___]% in the first month plus an additional 1/12th of
                                                              [___]% for every month thereafter
                                    Months 61-72              [___]% in the first month plus an additional 1/12th of
                                                              [___]% for every month thereafter
                                    Months 73-84              [___]% in the first month plus an additional 1/12th of
                                                              [___]% for every month thereafter
                                    Months 85 and thereafter  [___]%

SIXTY-PLUS DELINQUENCY
PERCENTAGE:                         With  respect to any  Distribution  Date,  arithmetic  average,  for each of the three prior  Distribution  Dates  ending  with  such  Distribution  Date  of  the  fraction, expressed as a percentage,  equal to (x) the aggregate stated principal balance of the
                                    Mortgage  Loans  that are 60 or more days  delinquent  in  payment  of  principal  and interest for that Distribution  Date,  including Mortgage Loans in bankruptcy that are
                                    60 or more  days  delinquent,  foreclosure  or REO,  over  (y)  the  aggregate  stated
                                    principal balance of the Mortgage Loans immediately preceding that Distribution Date.

SENIOR ENHANCEMENT
PERCENTAGE:                         On any  Distribution  Date, a fraction,  the  numerator of which is the sum of (i) the aggregate  certificate  principal  balance of the Class M and Class B Certificates and
                                    (ii) the  Overcollateralization  Amount, in each case prior to the distribution of the
                                    aggregate   Principal   Distribution   Amount  on  such  Distribution  Date,  and  the
                                    denominator of which is the aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

PRINCIPAL
DISTRIBUTION AMOUNT:                On  any  Distribution  Date,  the  lesser  of  (a) the  excess  of  (i) the  available distribution amount over (ii) the interest  distribution amount and (b) the sum of the following:

                                    (i)     the  principal  portion of all  scheduled  monthly  payments  on the  Mortgage
                                            Loans received or advanced with respect to the related due period;

                                    (ii)    the principal  portion of all proceeds of the  repurchase  of Mortgage  Loans,
                                            or,  in  the  case  of  a  substitution,   amounts  representing  a  principal
                                            adjustment,  as required by the pooling  and  servicing  agreement  during the preceding calendar month;

                                    (iii)   the  principal  portion  of  all  other  unscheduled  collections  other  than
                                            Subsequent  Recoveries,  received on the Mortgage  Loans during the  preceding calendar  month,  or deemed  to be  received  during  the  preceding  calendar month, including,  without limitation,  full and partial principal prepayments made by the  respective  mortgagors,  to the  extent  not  distributed  in the preceding month;

                                    (iv)    the  lesser  of  (a) Subsequent  Recoveries  for  that  Distribution  Date and
                                            (b) the  principal  portion of any realized  losses  allocated to any class of the Class A,  Class M or Class B  Certificates  on a prior  Distribution  Date and remaining unpaid;

                                    (v)     the sum of (I) the lesser of (a) the  Excess  Cash Flow for that  Distribution
                                            Date,  to the extent not used in  clause (b)  (iv) above on such  Distribution
                                            Date,  and (b) the  principal  portion of any  realized  losses  incurred,  or deemed to have been  incurred,  on any Mortgage  Loans in the  calendar  month preceding  that  Distribution  Date to the extent  covered by Excess Cash Flow
                                            for  that   Distribution   Date  as   described   under   "Excess   Cash  Flow
                                            Distributions"  above and (II) the  principal  portion of any realized  losses
                                            incurred  on  the  Mortgage  Loans  in  the  calendar  month   preceding  that
                                            Distribution  Date  to the  extent  covered  by  payments  made  by  the  Swap
                                            Counterparty as described under "Swap Agreement" below; and

                                    (vi)    the sum of (I) the lesser of (a) the  Excess  Cash Flow for that  Distribution
                                            Date,  to the extent not used  pursuant  to clauses  (b) (iv) and (v) above on such  Distribution  Date,  and  (b) the  amount  of any  Overcollateralization
                                            Increase  Amount for that  Distribution  Date, to the extent covered by Excess
                                            Cash Flow for that  Distribution  Date as  described  under  "Excess Cash Flow
                                            Distributions"  above and (II) to the  extent  not  covered  by clause (I) the amount of any  Overcollateralization  Increase  Amount  for that  Distribution
                                            Date,  to the extent  covered by  payments  made by the Swap  Counterparty  as described under "Swap Agreement" below;
                                    minus

                                    (vii)   the   amount  of  any   Overcollateralization   Reduction   Amount   for  that
                                            Distribution Date; and

                                    (viii)  any capitalization reimbursement amount; and

                                    (ix)    any net swap payments or Swap Termination Payment not due to a swap counterparty trigger event owed to the Swap Counterparty to the extent not previously paid from interest or principal collections on the Mortgage Loans.

                                    In no event will the Principal  Distribution  Amount on any Distribution  Date be less than zero or greater than the outstanding  aggregate  certificate principal balance of the Class A Certificates, Class M Certificates and Class B Certificates.

CLASS A PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the
                                    Principal  Distribution  Amount  for that  Distribution  Date or (ii) on or after  the
                                    Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser of:

                                    o        the Principal Distribution Amount for that Distribution Date; and
                                    o        the excess, if any, of (A) the aggregate  certificate  principal balance of the Class A Certificates  immediately

                                    prior to that  Distribution  Date over (B) the  lesser of (x) the  product  of (1)
                                    the applicable  Subordination  Percentage and (2) the aggregate  stated  principal balance of the Mortgage Loans after giving effect to  distributions  to be made on that  Distribution  Date  and (y) the  excess,  if any,  of the  aggregate  stated
                                    principal  balance of the Mortgage Loans after giving effect to  distributions  to be made on that Distribution Date, over the Overcollateralization Floor.
PRINCIPAL REMITTANCE
AMOUNT:                             For  any  Distribution  Date,  the sum of the  following  amounts:  (i) the  principal portion of all scheduled  monthly  payments on the Mortgage Loans received or advanced with respect to the related due period;  (ii) the principal portion of all proceeds of
                                    the  repurchase  of  Mortgage  Loans  or,  in  the  case  of   substitution,   amounts
                                    representing  a  principal  adjustment  as  required  in  the  pooling  and  servicing agreement during the preceding  calendar month; and (iii) the principal portion of all other  unscheduled  collections  received on the Mortgage  Loans during the  preceding calendar month including,  without limitation,  full and partial principal prepayments made by the  respective  mortgagors,  to the extent not  distributed  in the preceding month but excluding Subsequent Recoveries.

INTEREST
DISTRIBUTIONS:                      Distributions  to the  holders of the Class A, Class M and Class B  Certificates  will be made generally as follows:

                                    From the available  distribution  amount remaining on each  Distribution  Date (other than any  amounts  received  under the Swap  Agreement  and  included  as part of the
                                    Principal  Distribution  Amount as  described  below  under "Swap  Agreement")  after payment of certain fees and  expenses,  distribution  of accrued and unpaid  interest
                                    (less any prepayment  interest  shortfalls not covered by Eligible  Master  Servicing
                                    Compensation  or any Relief Act  Shortfalls)  to the  holders of the Class A, Class M and Class B Certificates, in the following order of priority:

(i)      To each class of the Class A  Certificates,  on a  pro-rata  basis,  based on the  accrued  certificate  interest accrued thereon;
(ii)     To the Class M-1 Certificates;
(iii)    To the Class M-2 Certificates;
(iv)     To the Class M-3 Certificates;
(v)      To the Class M-4 Certificates;
(vi)     To the Class M-5 Certificates;
(vii)    To the Class M-6 Certificates;
(viii)   To the Class M-7 Certificates;
(ix)     To the Class M-8 Certificates;
(x)      To the Class M-9 Certificates; and
(xi)     To the Class B Certificates.

PRINCIPAL DISTRIBUTIONS:
                                     The Principal Distribution Amount will be distributed as follows:

(i)      To the Class A  Certificates,  the Class A Principal  Distribution  Amount,  sequentially to the Class A-1, Class
         A-2,  Class A-3 and  Class A-4  Certificates  in that  order,  until the certificate principal balances thereof are reduced to zero;
(ii)     To the Class M-1  Certificates,  the Class M-1 Principal  Distribution  Amount,  until the certificate  principal balance of the Class M-1 Certificates is reduced to zero;
(iii)    To the Class M-2  Certificates,  the Class M-2 Principal  Distribution  Amount,  until the certificate  principal balance of the Class M-2 Certificates is reduced to zero;
(iv)     To the Class M-3  Certificates,  the Class M-3 Principal  Distribution  Amount,  until the certificate  principal balance of the Class M-3 Certificates is reduced to zero;
(v)      To the Class M-4  Certificates,  the Class M-4 Principal  Distribution  Amount,  until the certificate  principal balance of the Class M-4 Certificates is reduced to zero;
(vi)     To the Class M-5  Certificates,  the Class M-5 Principal  Distribution  Amount,  until the certificate  principal balance of the Class M-5 Certificates is reduced to zero;
(vii)    To the Class M-6  Certificates,  the Class M-6 Principal  Distribution  Amount,  until the certificate  principal balance of the Class M-6 Certificates is reduced to zero;
(viii)   To the Class M-7  Certificates,  the Class M-7 Principal  Distribution  Amount,  until the certificate  principal balance of the Class M-7 Certificates is reduced to zero;
(ix)     To the Class M-8  Certificates,  the Class M-8 Principal  Distribution  Amount,  until the certificate  principal balance of the Class M-8 Certificates is reduced to zero;
(x)      To the Class M-9  Certificates,  the Class M-9 Principal  Distribution  Amount,  until the certificate  principal balance of the Class M-9 Certificates is reduced to zero; and
(xi)     To the Class B Certificates,  the Class B Principal  Distribution Amount, until the certificate principal balance of the Class B Certificates is reduced to zero.

CLASS M-1 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                                    o   the  remaining  Principal  Distribution  Amount  for that  Distribution  Date after  distribution  of the Class A
                                        Principal Distribution Amount; and

                                    o   the  excess,  if  any,  of (A)  the  sum of (1)  the  aggregate  certificate principal  balance  of the  Class A
                                        Certificates  (after  taking  into  account  the  payment of the Class A Principal
                                        Distribution   Amount  for  that  Distribution   Date)  and  (2)  the  certificate
                                        principal  balance  of the  Class  M-1  Certificates  immediately  prior  to  that
                                        Distribution  Date over (B) the lesser of (x) the  product  of (1) the  applicable
                                        Subordination  Percentage and (2) the aggregate  stated  principal  balance of the
                                        Mortgage  Loans  after  giving  effect  to   distributions  to  be  made  on  that
                                        Distribution  Date and (y) the excess,  if any, of the aggregate  stated principal balance of the Mortgage Loans after giving effect to  distributions  to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-2 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A and Class M-1  Principal  Distribution  Amounts or (ii) on or after the
                                    Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser of:

                                    o        the remaining  Principal  Distribution  Amount for that Distribution  Date after  distribution of the Class A and
                                             Class M-1 Principal Distribution Amounts; and

                                    o        the excess,  if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A and Class

                                    M-1  Certificates  (after taking into account the payment of the Class A and Class
                                    M-1  Principal  Distribution  Amounts  for  that  Distribution  Date)  and (2) the certificate  principal balance of the Class M-2 Certificates  immediately prior to that  Distribution  Date  over  (B)  the  lesser  of (x)  the  product  of (1) the applicable  Subordination  Percentage  and  (2)  the  aggregate  stated  principal balance of the Mortgage Loans after giving effect to  distributions  to be made on that  Distribution  Date  and (y) the  excess,  if any,  of the  aggregate  stated
                                    principal  balance of the Mortgage Loans after giving effect to  distributions  to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-3 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1 and Class M-2 Principal  Distribution  Amounts or (ii) on or
                                    after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution
                                    Date, the lesser of:

                                    o        the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the Class A, Class
                                    M-1 and Class M-2 Principal Distribution Amounts; and
                                    o        the excess, if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A, Class M-1 and Class M-2  Certificates  (after  taking into  account the payment of the Class
                                    A, Class M-1 and Class M-2 Principal  Distribution  Amounts for that  Distribution
                                    Date) and (2) the  certificate  principal  balance  of the Class M-3  Certificates immediately  prior  to that  Distribution  Date  over  (B) the  lesser  of (x) the product  of (1) the  applicable  Subordination  Percentage  and (2) the  aggregate
                                    stated   principal   balance  of  the  Mortgage   Loans  after  giving  effect  to
                                    distributions  to be made on that  Distribution  Date and (y) the excess,  if any, of the  aggregate  stated  principal  balance of the  Mortgage  Loans after giving
                                    effect  to  distributions  to  be  made  on  that  Distribution   Date,  over  the
                                    Overcollateralization Floor.

CLASS M-4 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal  Distribution  Amounts or
                                    (ii) on or after  the  Stepdown  Date if a  Trigger  Event is not in  effect  for that
                                    Distribution Date, the lesser of:

                                    o        the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the Class A, Class
                                    M-1, Class M-2 and Class M-3 Principal Distribution Amounts; and

                                    o        the  excess,  if any, of (A) the sum of (1) the  aggregate  certificate  principal  balance of the Class A, Class
                                    M-1, Class M-2 and Class M-3  Certificates  (after taking into account the payment of the  Class A,  Class  M-1,  Class  M-2 and  Class  M-3  Principal  Distribution
                                    Amounts for that Distribution  Date) and (2) the certificate  principal balance of the Class M-4 Certificates  immediately  prior to that  Distribution Date over (B)
                                    the lesser of (x) the product of (1) the applicable  Subordination  Percentage and
                                    (2) the  aggregate  stated  principal  balance of the Mortgage  Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the excess, if any, of the  aggregate  stated  principal  balance of the Mortgage  Loans after giving effect to  distributions  to be made on that  Distribution  Date,  over the
                                    Overcollateralization Floor.
CLASS M-5 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2,  Class M-3 and Class M-4 Principal  Distribution
                                    Amounts or (ii) on or after the Stepdown  Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                                    o        the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the Class A, Class
                                    M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts; and

                                    o        the  excess,  if any, of (A) the sum of (1) the  aggregate  certificate  principal  balance of the Class A, Class
                                    M-1,  Class M-2, Class M-3 and Class M-4  Certificates  (after taking into account the  payment  of the  Class A,  Class  M-1,  Class  M-2,  Class  M-3 and Class M-4
                                    Principal   Distribution   Amounts  for  that  Distribution   Date)  and  (2)  the
                                    certificate  principal balance of the Class M-5 Certificates  immediately prior to that  Distribution  Date  over  (B)  the  lesser  of (x)  the  product  of (1) the applicable  Subordination  Percentage  and  (2)  the  aggregate  stated  principal balance of the Mortgage Loans after giving effect to  distributions  to be made on that  Distribution  Date  and (y) the  excess,  if any,  of the  aggregate  stated
                                    principal  balance of the Mortgage Loans after giving effect to  distributions  to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-6 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1,  Class M-2,  Class M-3,  Class M-4 and Class M-5  Principal
                                    Distribution  Amounts or (ii) on or after the Stepdown  Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                                    o        the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the Class A, Class
                                    M-1,  Class  M-2,  Class  M-3,  Class  M-4 and Class  M-5  Principal  Distribution
                                    Amounts; and

                                    o        the  excess,  if any, of (A) the sum of (1) the  aggregate  certificate  principal  balance of the Class A, Class
                                    M-1,  Class M-2,  Class M-3,  Class M-4 and Class M-5  Certificates  (after taking into account the payment of the Class A, Class M-1,  Class M-2,  Class M-3,  Class
                                    M-4 and Class M-5 Principal  Distribution  Amount for that Distribution  Date) and
                                    (2) the certificate  principal  balance of the Class M-6 Certificates  immediately prior to that  Distribution  Date over (B) the  lesser of (x) the  product  of (1)
                                    the applicable  Subordination  Percentage and (2) the aggregate  stated  principal balance of the Mortgage Loans after giving effect to  distributions  to be made on that  Distribution  Date  and (y) the  excess,  if any,  of the  aggregate  stated
                                    principal  balance of the Mortgage Loans after giving effect to  distributions  to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-7 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1,  Class M-2,  Class M-3,  Class M-4, Class M-5 and Class M-6
                                    Principal  Distribution  Amounts  or (ii) on or after the  Stepdown  Date if a Trigger
                                    Event is not in effect for that Distribution Date, the lesser of:

                                    o        the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the Class A, Class
                                    M-1,  Class  M-2,  Class  M-3,  Class  M-4,  Class  M-5 and  Class  M-6  Principal
                                    Distribution Amounts; and

                                    o        the  excess,  if any, of (A) the sum of (1) the  aggregate  certificate  principal  balance of the Class A, Class
                                    M-1,  Class  M-2,  Class  M-3,  Class  M-4,  Class M-5 and Class M-6  Certificates
                                    (after  taking  into  account  the  payment of the Class A, Class M-1,  Class M-2,
                                    Class M-3, Class M-4, Class M-5 and Class M-6 Principal  Distribution  Amounts for
                                    that  Distribution  Date) and (2) the certificate  principal  balance of the Class
                                    M-7 Certificates  immediately  prior to that Distribution Date over (B) the lesser of (x) the  product of (1) the  applicable  Subordination  Percentage  and (2) the aggregate  stated  principal  balance of the Mortgage Loans after giving effect to distributions  to be made on that  Distribution  Date and (y) the excess,  if any, of the  aggregate  stated  principal  balance of the  Mortgage  Loans after giving
                                    effect  to  distributions  to  be  made  on  that  Distribution   Date,  over  the
                                    Overcollateralization Floor.

CLASS M-8 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5, Class M-6 and
                                    Class M-7  Principal  Distribution  Amounts or (ii) on or after the Stepdown Date if a
                                    Trigger Event is not in effect for that Distribution Date, the lesser of:

                                    o        the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the Class A, Class
                                    M-1,  Class  M-2,  Class  M-3,  Class  M-4,  Class  M-5,  Class  M-6 and Class M-7
                                    Principal Distribution Amounts; and

                                    o        the  excess,  if any, of (A) the sum of (1) the  aggregate  certificate  principal  balance of the Class A, Class
                                    M-1,  Class  M-2,  Class  M-3,  Class  M-4,  Class  M-5,  Class  M-6 and Class M-7
                                    Certificates  (after  taking  into  account the payment of the Class A, Class M-1,
                                    Class M-2,  Class M-3,  Class M-4,  Class M-5,  Class M-6 and Class M-7  Principal
                                    Distribution   Amounts  for  that  Distribution  Date)  and  (2)  the  certificate principal  balance  of the  Class  M-8  Certificates  immediately  prior  to  that
                                    Distribution  Date over (B) the lesser of (x) the  product  of (1) the  applicable
                                    Subordination  Percentage and (2) the aggregate  stated  principal  balance of the
                                    Mortgage  Loans  after  giving  effect  to   distributions  to  be  made  on  that
                                    Distribution  Date and (y) the excess,  if any, of the aggregate  stated principal balance of the Mortgage Loans after giving effect to  distributions  to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-9 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5,  Class M-6,
                                    Class  M-7 and  Class  M-8  Principal  Distribution  Amounts  or (ii) on or after  the
                                    Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser of:

                                     o        the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the Class A, Class
                                     M-1,  Class M-2,  Class M-3,  Class M-4, Class M-5, Class M-6, Class M-7 and Class
                                     M-8 Principal Distribution Amounts; and

                                     o        the  excess,  if any, of (A) the sum of (1) the  aggregate  certificate  principal  balance of the Class A, Class
                                     M-1,  Class M-2,  Class M-3,  Class M-4, Class M-5, Class M-6, Class M-7 and Class
                                     M-8  Certificates  (after  taking  into  account the payment of the Class A, Class
                                     M-1,  Class M-2,  Class M-3,  Class M-4, Class M-5, Class M-6, Class M-7 and Class
                                     M-8  Principal  Distribution  Amounts  for  that  Distribution  Date)  and (2) the certificate  principal balance of the Class M-9 Certificates  immediately prior to that  Distribution  Date  over  (B)  the  lesser  of (x)  the  product  of (1) the applicable  Subordination  Percentage  and  (2)  the  aggregate  stated  principal balance of the Mortgage Loans after giving effect to  distributions  to be made on that  Distribution  Date  and (y) the  excess,  if any,  of the  aggregate  stated
                                     principal  balance of the Mortgage Loans after giving effect to  distributions  to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS B PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5,  Class M-6,
                                    Class M-7, Class M-8 and Class M-9 Principal  Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution  Date, the lesser of:

                                     o        the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the Class A, Class
                                     M-1,  Class M-2,  Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8
                                     and Class M-9 Principal Distribution Amounts; and

                                     o        the  excess,  if any, of (A) the sum of (1) the  aggregate  certificate  principal  balance of the Class A, Class
                                     M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5,  Class M-6,  Class M-7, Class
                                     M-8,  and Class M-9  Certificates  (after  taking into  account the payment of the
                                     Class A, Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5, Class M-6, Class
                                     M-7,   Class  M-8  and  Class  M-9   Principal   Distribution   Amounts  for  that
                                     Distribution  Date)  and (2) the  certificate  principal  balance  of the  Class B
                                     Certificates  immediately  prior to that  Distribution Date over (B) the lesser of
                                     (x)  the  product  of (1)  the  applicable  Subordination  Percentage  and (2) the aggregate  stated  principal  balance of the Mortgage Loans after giving effect to distributions  to be made on that  Distribution  Date and (y) the excess,  if any, of the  aggregate  stated  principal  balance of the  Mortgage  Loans after giving
                                     effect  to  distributions  to  be  made  on  that  Distribution   Date,  over  the
                                     Overcollateralization Floor.

SUBORDINATION
PERCENTAGE:                         As to any  class  of  Class  A,  Class  M or  Class  B  Certificates,  the  respective approximate percentage set forth below:

                                     -------------------- ----------------------- ------------------
                                     CLASS                EXPECTED RATING (S&P/    SUBORDINATION %
                                                                 MOODY'S)
                                     -------------------- ----------------------- ------------------

                                     -------------------- -----------------------
                                                                                  ------------------
                                           Class A               AAA/Aaa                75.20
                                     -------------------- ----------------------- ------------------
                                          Class M-1              AA+/Aa1                79.70
                                     -------------------- ----------------------- ------------------
                                          Class M-2               AA/Aa2                83.90
                                     -------------------- ----------------------- ------------------
                                          Class M-3              AA-/Aa3                86.40
                                     -------------------- ----------------------- ------------------
                                          Class M-4               A+/A1                 88.70
                                     -------------------- ----------------------- ------------------
                                          Class M-5                A/A2                 90.90
                                     -------------------- ----------------------- ------------------
                                          Class M-6               A-/A3                 92.60
                                     -------------------- ----------------------- ------------------
                                          Class M-7             BBB+/Baa1               94.00
                                     -------------------- ----------------------- ------------------
                                          Class M-8              BBB/Baa2               95.30
                                     -------------------- ----------------------- ------------------
                                     -------------------- ----------------------- ------------------
                                          Class M-9             BBB-/Baa3               96.80
                                     -------------------- ----------------------- ------------------
                                     -------------------- ----------------------- ------------------
                                           Class B                BB/Ba2                98.50
                                     -------------------- ----------------------- ------------------

SUBSEQUENT RECOVERIES:              Subsequent recoveries,  net of reimbursable  expenses,  with respect to Mortgage Loans that have been previously liquidated and that have resulted in a realized loss.

ALLOCATION OF LOSSES:               Any realized losses will be allocated or covered as follows:

(i)      By Excess  Cash Flow for the  related  Distribution  Date as and to the extent  described  in  "Excess  Cash Flow
                                            Distributions" above;
(ii)     By any amounts available from the Swap Agreement for the related Distribution Date;
(iii)    By reduction of the  Overcollateralization  Amount, until reduced to zero (as further described in the prospectus supplement);
(iv)     To the Class B Certificates, until reduced to zero;
(v)      To the Class M-9 Certificates, until reduced to zero;
(vi)     To the Class M-8 Certificates, until reduced to zero;
(vii)    To the Class M-7 Certificates, until reduced to zero;
(viii)   To the Class M-6 Certificates, until reduced to zero;
(ix)     To the Class M-5 Certificates, until reduced to zero;
(x)      To the Class M-4 Certificates, until reduced to zero;
(xi)     To the Class M-3 Certificates, until reduced to zero;
(xii)    To the Class M-2 Certificates, until reduced to zero;
(xiii)   To the Class M-1 Certificates, until reduced to zero; and
(xiv)    To the Class A Certificates, on a pro rata basis, until reduced to zero.

PRELIMINARY
PROSPECTUS:                The Offered  Certificates  will be offered pursuant to a Preliminary  Prospectus which includes a Preliminary  Prospectus  Supplement  (together,  the  "Preliminary  Prospectus").  Additional information  with respect to the Offered  Certificates  and the Mortgage  Loans is contained in the  Preliminary  Prospectus.  The  foregoing is  qualified in its entirety by the  information appearing in the Preliminary Prospectus.

                                                      SWAP AGREEMENT

SWAP AGREEMENT:            On the Closing Date, the  Supplemental  Interest Trust Trustee,  on behalf of the  supplemental interest trust,  will enter into a Swap Agreement (the "Swap  Agreement") with Deutsche Bank AG
                           New York Branch (the "Swap  Counterparty")  for the benefit of the Class A, Class M and Class B
                           Certificates  and  will  be  directed  to  establish  a  non-interest   bearing  account,   the
                           supplemental  interest trust account.  Under the Swap Agreement,  on each Distribution Date (i)
                           the Supplemental  Interest Trust Trustee,  on behalf of the supplemental  interest trust, shall be obligated to pay to the Swap  Counterparty an amount,  if any, equal to 5.165% (subject to a
                           +/- 5% variance) per annum on a notional  amount equal to the related swap notional  amount set forth in the schedule below and (ii) the  Supplemental  Interest  Trust  Trustee,  on behalf of the  supplemental  interest  trust,  will be entitled to receive from the Swap  Counterparty an amount equal to  One-Month  LIBOR on the notional  balance  equal to the related swap  notional amount set forth in the schedule  below accrued during the related swap accrual  period,  until the swap is  retired.  Only the net  amount of the two  obligations  above  will be paid by the appropriate  party.  Upon early  termination of the Swap Agreement,  the Supplemental  Interest
                           Trust Trustee,  on behalf of the supplemental  interest trust, or the Swap  Counterparty may be liable to make a  termination  payment  (the "Swap  Termination  Payment")  to the other party, regardless  of which  party  caused  the  termination.  The Swap  Termination  Payment  will be computed in accordance with the procedures set forth in the Swap  Agreement.  In the event that the  Supplemental  Interest Trust Trustee,  on behalf of the  supplemental  interest  trust, is required  to make a Swap  Termination  Payment,  that  payment  will  be  paid  on the  related
                           Distribution  Date,  and on any  subsequent  Distribution  Dates  until paid in full,  prior to distributions  to  Certificateholders  (other  than a Swap  Termination  Payment  due to a swap provider trigger event).

SWAP AGREEMENT
NOTIONAL BALANCE
SCHEDULE:                  As to any  class of  Class  A,  Class M or Class B  Certificates,  the  respective  approximate percentage set forth below:

------------ --------------------- --------- ----------------------
  PERIOD        SWAP NOTIONAL       PERIOD       SWAP NOTIONAL
                 BALANCE ($)                      BALANCE ($)
------------ --------------------- --------- ----------------------
     1          369,088,685.65        34        109,153,117.15
     2          365,805,348.12        35        104,875,125.96
     3          361,535,743.75        36        100,769,281.36
     4          356,280,262.65        37        101,278,633.86
     5          350,045,273.26        38         97,611,702.08
     6          342,867,245.76        39         94,089,497.53
     7          334,787,135.58        40         90,705,929.18
     8          325,833,695.98        41         87,455,170.25
     9          316,069,720.27        42         84,331,772.38
    10          305,780,800.09        43         81,330,294.24
    11          295,050,643.40        44         78,445,632.67
    12          284,675,871.21        45         75,672,916.30
    13          274,613,753.22        46         72,948,050.49
    14          264,915,053.97        47         70,309,756.28
    15          255,565,969.16        48         67,773,576.38
    16          246,451,179.02        49         65,335,230.47
    17          237,675,032.73        50         62,990,631.29
    18          229,250,094.40        51         60,735,901.93
    19          221,130,522.11        52         58,567,319.91
    20          213,147,080.84        53         56,481,325.56
    21          205,006,327.99        54         54,474,514.65
    22          192,509,828.93        55         52,543,631.07
    23          180,763,301.26        56         50,685,560.11
    24          169,836,528.15        57         48,884,560.33
    25          159,754,743.63        58         47,151,067.56
    26          150,641,376.14        59         45,481,947.03
    27          144,600,690.14        60         43,872,727.06
    28          138,879,993.09        61         42,323,318.08
    29          133,398,349.71        62         40,831,339.95
    30          128,139,932.06        63         39,394,478.80
    31          123,095,209.78        64         38,010,520.79
    32          118,254,966.61        65         36,677,346.64
    33          113,610,395.63
------------ --------------------- --------- ----------------------

SUPPLEMENTAL
INTEREST TRUST
 ACCOUNT:                  Amounts payable by the Supplemental Interest Trust Trustee, on behalf of the supplemental interest trust, in respect of net swap payments and Swap Termination Payments (other than
                           Swap Termination Payments resulting from a swap counterparty trigger event) will be deducted from the available distribution amount before distributions to the holders of the Class A,
                           Class M and Class B Certificates. On each Distribution Date, such amounts will be distributed by the Supplemental Interest Trust Trustee, on behalf of the supplemental interest trust, to the Swap Counterparty, first to make any net swap payment owed to the Swap Counterparty pursuant to the Swap Agreement for such Distribution Date, and second to make any Swap
                           Termination Payment not due to a swap counterparty trigger event owed to the Swap
                           Counterparty pursuant to the Swap Agreement.  Payments by the Supplemental Interest Trust
                           Trustee, on behalf of the supplemental interest trust,  to the Swap Counterparty in respect of any Swap Termination Payment triggered by a swap counterparty trigger event pursuant to the Swap Agreement will be subordinated to distributions to the holders of the Class A, Class
                           M and Class B Certificates and will be paid by the Supplemental Interest Trust Trustee, on behalf of the supplemental interest trust,  to the Swap Counterparty as set forth in the pooling and servicing agreement.

                           Amounts payable by the Swap Counterparty to the Supplemental Interest Trust Trustee, on
                           behalf of the supplemental interest trust, will be deposited by the Supplemental Interest
                           Trust Trustee into the supplemental interest trust account.  On each distribution date the
                           Trustee will withdraw the following amounts from the supplemental interest trust account to the extent of net swap payments on deposit therein for distribution to the certificates in the following order of priority:

                              (1)      as part of the  Principal  Distribution  Amount,  to pay the  holders  of the Class A  Certificates,  the Class M
                              Certificates  and the Class B Certificates  the principal  portion of any realized losses incurred for the preceding calendar month;

                              (2)      to pay the  holders  of the  Class A,  Class M and Class B  Certificates  as part of the  Principal  Distribution
                              Amount, any Overcollateralization Increase Amount;

                              (3)      to pay the  holders  of the  Class A,  Class M and  Class B  Certificates,  any  Prepayment  Interest  Shortfalls
                              allocated  thereto for that  Distribution  Date,  on a pro rata basis based on Prepayment
                              Interest  Shortfalls  allocated thereto, to the extent not covered by the Eligible Master
                              Servicing Compensation on that Distribution Date;

                              (4)      to pay to the  holders  the  Class A,  Class M and  Class B  Certificates,  any  Prepayment  Interest  Shortfalls
                              remaining unpaid from prior Distribution  Dates together with interest thereon,  on a pro rata basis based on unpaid Prepayment  Interest Shortfalls  previously  allocated thereto that remain unreimbursed;

                              (5)      to pay to the holders of the Class A  Certificates,  on a pro rata  basis,  based on the amount of the Basis Risk
                              Shortfall  Carry-Forward  Amounts previously  allocated thereto that remain unreimbursed, the Basis Risk Shortfall  Carry-Forward  Amounts,  and then the Class M Certificates,  in order of their payment priority, and then to the Class B Certificates,  the amount of any
                              Basis Risk Shortfall Carry Forward Amounts remaining unpaid as of that Distribution Date;

                             (6)      to pay to the holders of the Class A, Class M and Class B Certificates, the amount of any Relief Act Shortfalls allocated thereto on that Distribution Date, on a pro rata basis based on Relief Act
                              Shortfalls allocated thereto;

                              (7)      to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of realized losses previously allocated thereto that remain unreimbursed, and then to the Class M
                              Certificates in order of priority, and then to the Class B Certificates, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

                             (8)      to pay to the holders of the Class SB Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

                           On any Distribution Date, the amounts described in clauses (1) through (7) above will be paid first from Excess Cash Flow as described above and "Excess Cash Flow" for that Distribution
                           Date and second from amounts received by the Supplemental Interest Trust Trustee, on behalf of the supplemental interest trust, under the Swap Agreement.

                           On any Distribution Date, any amounts payable pursuant to clauses (1) and (2) above will be included in the Principal Distribution Amount and shall be paid as described in "Principal
                           Distribution Amount" above.

                                                   AGGREGATE COLLATERAL SUMMARY

                                                                                                         MINIMUM      MAXIMUM
Current Principal Balance                          $376,237,192
Number of Mortgage Loans                                  1,617

Average Original Principal Balance                     $233,065                                          $23,600   $2,155,000
Average Current Principal Balance                      $232,676                                          $23,554   $2,155,000

Weighted Average Original Term                       350 months                                       120 months   360 months
Weighted Average Age                                 3   months                                       0   months   73  months
Weighted Average Gross Mortgage Rate                      7.85%                                            4.50%       13.15%
Weighted Average Original Loan-to-Value                  80.68%                                           23.00%       95.00%
Weighted Average Credit Score                               682                                              581          816

Weighted Average Margin                                   4.22%                                            2.24%        9.25%
Weighted Average Initial Periodic Cap                     4.13%                                            1.00%        6.00%
Weighted Average Periodic Cap                             1.60%                                            1.00%        6.00%
Weighted Average Maximum Mortgage Rate                   13.65%                                            9.88%       19.15%
Weighted Average Minimum Mortgage Rate                    5.23%                                            2.25%       13.15%
Weighted Average Next Rate Adjustment                42  months                                        1   month   119 months

LIEN POSITION
First Lien                                              100.00%     LOAN TYPE
                                                                    ARM                                                70.29%
OCCUPANCY                                                           Fixed Rate                                         29.71%
Non-owner Occupied                                       27.35%
Primary                                                  66.10%     LOAN PURPOSE
Second Home/Vacation                                      6.55%     Equity Refinance                                   34.80%
                                                                    Purchase                                           55.69%
DOCUMENTATION                                                       Rate/Term Refinance                                 9.52%
Full Documentation                                       19.90%
Reduced Documentation                                    80.10%     PROPERTY TYPE
                                                                    Condominium High Rise (9 stories or more)           1.26%
SERVICING                                                           Condominium Low Rise (less than 5 stories)         11.85%
Homecomings                                              67.44%     Condominium Mid Rise (5 to 8 stories)               0.33%
GMAC                                                     17.30%     Condotel (1 to 4 stories)                           0.07%
                                                                    Condotel (9 stories or more)                        0.25%
DELINQUENCY                                                         Cooperative                                         0.06%
Current                                                 100.00%     Planned Unit Developments (attached)                2.44%
Delq:  30  Days                                           0.00%     Planned Unit Developments (detached)               17.18%
                                                                    Single Family Detached                             52.05%
                                                                    Townhouse                                           1.94%
                                                                    Two-Four Family Units                              12.58%

                                                                    LOANS WITH ACTIVE PREPAYMENT PENALTIES             42.91%
                                                                    LOANS OVER 80% LTV WITH MI                         10.66%
                                                                    INTEREST ONLY LOANS                                53.37%

ALL LOANS
                                                                                          WEIGHTED
                                                                    PCT BY    AVERAGE     AVERAGE
                                          #               CURRENT  CURR PRIN  PRINCIPAL    COMBINED
CREDIT SCORES                          OF LOANS PRINCIPAL BALANCE        BAL    BALANCE    ORIG LTV
---------------------------------------------------------------------------------------------------
580 - 599                                    59                       2.70%                  82.70
                                                      10,175,927               172,473

600 - 619                                    67       12,364,430      3.29%    184,544       81.30

620 - 639                                   216       49,707,124     13.21%    230,126       80.69

640 - 659                                   224       54,326,318     14.44%    242,528       81.09

660 - 679                                   281       70,307,514     18.69%    250,205       80.81

680 - 699                                   257       60,469,539     16.07%    235,290       80.92

700 - 719                                   155       36,432,029      9.68%    235,045       79.82

720 - 739                                   146       35,395,719      9.41%    242,436       80.46

740 - 759                                    74       16,895,084      4.49%    228,312       79.97

760 - 779                                    76       16,212,564      4.31%    213,323       79.68

780 - 799                                    42        9,687,498      2.57%    230,655       79.54

800 or greater                               15        3,557,334      0.95%    237,156       82.21
Subtotal with Credit Score                1,612      375,531,081     99.81%    232,960       80.68

Not Available                                 5          706,111      0.19%    141,222       78.23
---------------------------------------------------------------------------------------------------
TOTAL:                                    1,617      376,237,192    100.00%    232,676      80.68

                                                                     PCT BY    AVERAGE
                                           #              CURRENT  CURR PRIN  PRINCIPAL    WEIGHTED        WEIGHTED AVERAGE
ORIGINAL MORTGAGE LOAN BALANCES         OF LOANS PRINCIPAL BALANCE        BAL  BALANCE   AVERAGE FICO      COMBINED ORIG LTV
---------------------------------------------------------------------------------------------------------------------------
$ 100,000 or less                           370                       6.86%                    681                   81.44
                                                      25,803,601                69,739

$ 100,001 - $ 200,000                       526       78,212,360     20.79%    148,693         679                   82.41

$ 200,001 - $ 300,000                       323       79,755,205     21.20%    246,920         677                   81.77

$ 300,001 - $ 400,000                       173       59,988,952     15.94%    346,757         681                   81.53

$ 400,001 - $ 500,000                        98       43,611,797     11.59%    445,018         685                   82.01

$ 500,001 - $ 600,000                        57       30,901,375      8.21%    542,129         697                   80.13

$ 600,001 - $ 700,000                        27       17,667,586      4.70%    654,355         700                   77.23

$ 700,001 - $ 800,000                        21       15,854,813      4.21%    754,991         677                   75.84

$ 800,001 - $ 900,000                         5        4,359,640      1.16%    871,928         673                   80.92

$ 900,001 - $1,000,000                       10        9,480,319      2.52%    948,032         672                   75.24
$1,000,001 - $1,100,000                       1        1,084,655      0.29%  1,084,655         643                   70.00
$1,100,001 - $1,200,000                       1        1,137,139      0.30%  1,137,139         643                   70.00

$1,300,001 - $1,400,000                       1        1,350,000      0.36%  1,350,000         708                   75.00

$1,400,001 - $1,500,000                       2        2,974,751      0.79%  1,487,376         707                   68.00
$1,800,001 - $1,900,000                       1        1,900,000      0.51%  1,900,000         674                   52.00
$2,100,001 - $2,200,000                       1        2,155,000      0.57%  2,155,000         693                   70.00
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                    1,617      376,237,192    100.00%    232,676         682                   80.68

                                                                                                      WEIGHTED
                                                                     PCT BY    AVERAGE    WEIGHTED     AVERAGE
                                        # OF              CURRENT  CURR PRIN  PRINCIPAL  AVERAGE FICO  COMBINED
MORTGAGE RATES                          LOANS   PRINCIPAL BALANCE        BAL   BALANCE                 ORIG LTV
---------------------------------------------------------------------------------------------------------------
4.5000% - 4.9999%                             1                       0.03%                    735       77.00
                                                         119,379               119,379

5.5000% - 5.9999%                            11        3,716,726      0.99%    337,884         711       78.37

6.0000% - 6.4999%                            42       15,033,873      4.00%    357,949         714       74.42

6.5000% - 6.9999%                           145       42,351,093     11.26%    292,077         694       77.68

7.0000% - 7.4999%                           219       60,220,215     16.01%    274,978         685       79.02

7.5000% - 7.9999%                           472      108,766,624     28.91%    230,438         684       80.25

8.0000% - 8.4999%                           269       57,186,514     15.20%    212,589         678       82.41

8.5000% - 8.9999%                           239       52,278,148     13.89%    218,737         676       82.65

9.0000% - 9.4999%                           121       21,590,019      5.74%    178,430         664       85.15

9.5000% - 9.9999%                            55        7,948,717      2.11%    144,522         638       84.45

10.0000% - 10.4999%                          19        3,790,655      1.01%    199,508         639       86.39

10.5000% - 10.9999%                          16        2,260,717      0.60%    141,295         664       88.83

11.0000% - 11.4999%                           3          245,787      0.07%     81,929         595       90.00

11.5000% - 11.9999%                           1           89,942      0.02%     89,942         596       90.00

12.0000% - 12.4999%                           2          499,345      0.13%    249,673         671       90.00

13.0000% - 13.4999%                           2          139,438      0.04%     69,719         648       90.00
---------------------------------------------------------------------------------------------------------------
TOTAL:                                    1,617                     100.00%                    682       80.68
                                                     376,237,192               232,676

                                                                                                      WEIGHTED
                                                                    PCT BY    AVERAGE    WEIGHTED     AVERAGE
                                        # OF             CURRENT  CURR PRIN  PRINCIPAL  AVERAGE FICO   COMBINED
NET MORTGAGE RATES                      LOANS  PRINCIPAL BALANCE        BAL    BALANCE                ORIG LTV
---------------------------------------------------------------------------------------------------------------
4.0000% - 4.4999%                             1                       0.03%                    735       77.00
                                                         119,379               119,379
5.0000% - 5.4999%                             6        1,727,048      0.46%    287,841         730       84.43
5.5000% - 5.9999%                            32       12,086,267      3.21%    377,696         711       74.09
6.0000% - 6.4999%                           115       33,450,712      8.89%    290,876         701       77.75
6.5000% - 6.9999%                           216       63,207,473     16.80%    292,627         683       78.57
7.0000% - 7.4999%                           396       92,260,772     24.52%    232,982         683       80.23
7.5000% - 7.9999%                           366       79,694,817     21.18%    217,745         682       81.99
8.0000% - 8.4999%                           237       49,492,167     13.15%    208,828         677       82.24
8.5000% - 8.9999%                           145       28,357,791      7.54%    195,571         668       83.80
9.0000% - 9.4999%                            56        8,271,779      2.20%    147,710         636       84.10
9.5000% - 9.9999%                            18        3,673,855      0.98%    204,103         643       85.93
10.0000% - 10.4999%                          21        2,920,620      0.78%    139,077         664       87.31
10.5000% - 10.9999%                           3          245,787      0.07%     81,929         595       90.00
11.0000% - 11.4999%                           1           89,942      0.02%     89,942         596       90.00
11.5000% - 11.9999%                           2          499,345      0.13%    249,673         671       90.00
12.5000% - 12.9999%                           2          139,438      0.04%     69,719         648       90.00
---------------------------------------------------------------------------------------------------------------
TOTAL:                                    1,617      376,237,192     100.00%   232,676          682       80.68

                                                                     PCT BY    AVERAGE
                                       # OF               CURRENT  CURR PRIN  PRINCIPAL    WEIGHTED
ORIGINAL LOAN-TO-VALUE RATIO           LOANS    PRINCIPAL BALANCE        BAL    BALANCE  AVERAGE FICO
---------------------------------------------------------------------------------------------------
00.01% - 50.00%                              16                       0.51%                    674
                                                       1,908,084               119,255

50.01% - 55.00%                               6        3,172,690      0.84%    528,782         670

55.01% - 60.00%                              15        4,537,246      1.21%    302,483         686

60.01% - 65.00%                              15        3,825,928      1.02%    255,062         657

65.01% - 70.00%                              51       19,210,152      5.11%    376,670         690

70.01% - 75.00%                              83       26,062,106      6.93%    314,001         680

75.01% - 80.00%                             921      220,640,894     58.64%    239,567         687

80.01% - 85.00%                              57       12,054,827      3.20%    211,488         658

85.01% - 90.00%                             384       70,787,133     18.81%    184,341         670

90.01% - 95.00%                              69       14,038,133      3.73%    203,451         690
---------------------------------------------------------------------------------------------------
TOTAL:                                    1,617      376,237,192    100.00%    232,676         682

                                                                                                      WEIGHTED
                                                                     PCT BY    AVERAGE    WEIGHTED     AVERAGE
                                        # OF              CURRENT  CURR PRIN  PRINCIPAL  AVERAGE FICO  COMBINED
DEBT RATIO                             LOANS    PRINCIPAL BALANCE        BAL    BALANCE               ORIG LTV
---------------------------------------------------------------------------------------------------------------
Not Available                               444                      25.39%                    690       81.31
                                                      95,519,313               215,134

20.00% or less                               53       11,257,250      2.99%    212,401         685       80.85

20.01% - 25.00%                              57       12,632,887      3.36%    221,630         692       79.48

25.01% - 30.00%                              96       20,370,059      5.41%    212,188         691       80.71

30.01% - 35.00%                             128       29,521,506      7.85%    230,637         676       80.05

35.01% - 40.00%                             235       55,965,483     14.88%    238,151         684       78.94

40.01% - 45.00%                             276       68,604,558     18.23%    248,567         680       80.36

45.01% - 50.00%                             210       55,324,295     14.70%    263,449         675       82.07

50.01% - 55.00%                              71       15,139,189      4.02%    213,228         656       83.46

55.01% - 60.00%                              39        9,657,473      2.57%    247,628         655       79.46

60.01% or greater                             8        2,245,179      0.60%    280,647         733       73.21
---------------------------------------------------------------------------------------------------------------
TOTAL:                                    1,617      376,237,192    100.00%    232,676         682       80.68

                                                                                                       WEIGHTED
                                                                    PCT BY    AVERAGE     WEIGHTED     AVERAGE
                                       # OF               CURRENT  CURR PRIN  PRINCIPAL  AVERAGE FICO    COMBINED
STATE                                  LOANS     PRINCIPAL BALANCE        BAL    BALANCE                ORIG LTV
---------------------------------------------------------------------------------------------------------------
Alabama                                      17                       0.54%                    671       84.17
                                                       2,043,789               120,223

Alaska                                        1          170,856      0.05%    170,856         636       87.00

Arizona                                      63       15,814,054      4.20%    251,017         672       79.98

Arkansas                                      3          476,218      0.13%    158,739         737       90.00

California                                  178       74,494,824     19.80%    418,510         676       78.54

Colorado                                     27        5,999,730      1.59%    222,212         686       82.18

Connecticut                                  16        2,612,068      0.69%    163,254         692       80.92

Delaware                                      3          323,946      0.09%    107,982         665       81.95

District of Columbia                          6        1,728,200      0.46%    288,033         656       77.21

Florida                                     257       59,434,627     15.80%    231,263         683       81.49

Georgia                                      50        7,333,086      1.95%    146,662         700       80.13

Hawaii                                        1          485,935      0.13%    485,935         679       90.00

Idaho                                         7        1,422,081      0.38%    203,154         663       83.53

Illinois                                     72       15,289,178      4.06%    212,350         674       81.49

Indiana                                      26        2,725,096      0.72%    104,811         690       81.62

Iowa                                          5          551,781      0.15%    110,356         635       81.09

Kansas                                       10        1,195,499      0.32%    119,550         668       83.05

Kentucky                                      9        1,846,089      0.49%    205,121         662       81.95

Louisiana                                    25        2,714,911      0.72%    108,596         656       83.32

Maine                                         3          232,212      0.06%     77,404         644       84.21

Maryland                                     58       17,392,596      4.62%    299,872         688       81.77

Massachusetts                                38       11,195,317      2.98%    294,614         681       81.68

Michigan                                     59        6,796,789      1.81%    115,200         666       82.26

Minnesota                                    30        6,301,865      1.67%    210,062         680       81.29

Mississippi                                   5          721,765      0.19%    144,353         636       74.52

Missouri                                     32        5,094,473      1.35%    159,202         679       82.79

Montana                                       3          993,967      0.26%    331,322         747       82.35

Nebraska                                      1          129,600      0.03%    129,600         721       80.00

Nevada                                       60       14,985,916      3.98%    249,765         694       79.91

New Hampshire                                 5        1,090,515      0.29%    218,103         657       81.55

New Jersey                                   39        9,313,690      2.48%    238,813         685       81.08

New Mexico                                    1          146,000      0.04%    146,000         627       80.00

New York                                     53       22,898,019      6.09%    432,038         681       79.87

North Carolina                               34        5,729,301      1.52%    168,509         673       78.18

North Dakota                                  1           39,975      0.01%     39,975         628       80.00

Ohio                                         55        5,732,651      1.52%    104,230         686       82.57

Oklahoma                                     15        1,444,988      0.38%     96,333         658       82.41

Oregon                                       42       11,867,749      3.15%    282,565         705       79.90

Pennsylvania                                 40        4,723,801      1.26%    118,095         688       84.70

Rhode Island                                  4          969,792      0.26%    242,448         700       82.92

South Carolina                               28        5,199,915      1.38%    185,711         686       78.97

Tennessee                                    20        2,788,794      0.74%    139,440         716       82.79

Texas                                        74        9,735,108      2.59%    131,556         690       81.93

Utah                                         14        3,281,995      0.87%    234,428         711       81.18

Vermont                                       1          159,779      0.04%    159,779         696       85.00

Virginia                                     72       20,028,743      5.32%    278,177         682       80.90

Washington                                   33        7,953,564      2.11%    241,017         687       81.48

West Virginia                                 1           55,843      0.01%     55,843         760       80.00

Wisconsin                                    18        2,478,581      0.66%    137,699         659       85.68

Wyoming                                       2           91,923      0.02%     45,961         718       80.00
---------------------------------------------------------------------------------------------------------------
TOTAL:                                    1,617      376,237,192    100.00%    232,676        682       80.68

                                                                                                       WEIGHTED
                                                                    PCT BY    AVERAGE    WEIGHTED      AVERAGE
                                       # OF               CURRENT  CURR PRIN  PRINCIPAL  AVERAGE FICO  COMBINED
LOAN PURPOSE                           LOANS    PRINCIPAL BALANCE        BAL    BALANCE               ORIG LTV
---------------------------------------------------------------------------------------------------------------
Equity Refinance                            539                      34.80%                    667       79.54
                                                     130,925,980               242,905

Purchase                                    944      209,510,928     55.69%    221,940         691       81.59

Rate/Term Refinance                         134       35,800,284      9.52%    267,166         682       79.55
---------------------------------------------------------------------------------------------------------------
TOTAL:                                    1,617      376,237,192    100.00%    232,676         682       80.68

                                                                                                      WEIGHTED
                                                                     PCT BY    AVERAGE    WEIGHTED     AVERAGE
                                       # OF              CURRENT  CURR PRIN  PRINCIPAL  AVERAGE FICO    COMBINED
OCCUPANCY                              LOANS   PRINCIPAL BALANCE        BAL    BALANCE                  ORIG LTV
---------------------------------------------------------------------------------------------------------------
Primary                                     933                      66.10%                    674       79.81
                                                     248,699,736               266,559

Non-owner Occupied                          571      102,911,061     27.35%    180,230         696       82.89

Second Home                                 113       24,626,395      6.55%    217,933         705       80.24
---------------------------------------------------------------------------------------------------------------
TOTAL:                                    1,617      376,237,192    100.00%    232,676         682       80.68

                                                                                                      WEIGHTED
                                                                     PCT BY    AVERAGE    WEIGHTED     AVERAGE
                                       # OF              CURRENT  CURR PRIN  PRINCIPAL  AVERAGE FICO    COMBINED
PROPERTY TYPE                          LOANS   PRINCIPAL BALANCE        BAL    BALANCE                  ORIG LTV
---------------------------------------------------------------------------------------------------------------
Condominium High Rise (9 stories or          13                       1.26%                    688       80.10
more)                                                  4,730,838               363,911
Condominium Low Rise (less than 5
stories)                                    211       44,567,446     11.85%    211,220         693       81.39

Condominium Mid Rise (5 to 8 stories)         8        1,249,430      0.33%    156,179         717       81.71

Condotel (1 to 4 stories)                     1          255,873      0.07%    255,873         645       80.00

Condotel (9 stories or more)                  5          946,203      0.25%    189,241         718       81.49

Cooperative                                   1          232,000      0.06%    232,000         659       80.00

Planned Unit Developments (attached)         44        9,164,298      2.44%    208,280         685       82.60

Planned Unit Developments (detached)        216       64,623,660     17.18%    299,184         676       80.32

Single Family Detached                      896      195,850,260     52.05%    218,583         680       80.55

Townhouse                                    39        7,303,633      1.94%    187,273         683       80.58

Two-Four Family Units                       183       47,313,552     12.58%    258,544         688       80.70
---------------------------------------------------------------------------------------------------------------
TOTAL:                                    1,617      376,237,192    100.00%    232,676        682       80.68

                                                                                                      WEIGHTED
                                                                     PCT BY    AVERAGE    WEIGHTED     AVERAGE
                                       # OF              CURRENT  CURR PRIN  PRINCIPAL  AVERAGE FICO    COMBINED
DOCUMENTATION TYPE                    LOANS   PRINCIPAL BALANCE        BAL    BALANCE                  ORIG LTV
---------------------------------------------------------------------------------------------------------------
Full Documentation                          372                      19.90%                    682       80.89
                                                      74,888,029               201,312

Reduced Documentation                     1,245      301,349,163     80.10%    242,048         682       80.63
---------------------------------------------------------------------------------------------------------------
TOTAL:                                    1,617      376,237,192    100.00%    232,676         682       80.68

                                                                                                      WEIGHTED
                                                                     PCT BY    AVERAGE    WEIGHTED     AVERAGE
                                       # OF              CURRENT  CURR PRIN  PRINCIPAL  AVERAGE FICO    COMBINED
PREPAYMENT PENALTY TERM               LOANS   PRINCIPAL BALANCE        BAL    BALANCE                  ORIG LTV
---------------------------------------------------------------------------------------------------------------
N/A                                         878      214,776,026     57.09%    244,620         687       79.45
6 Months                                      3          988,600      0.26%    329,533         733       80.00
12 Months                                   117       31,127,582      8.27%    266,048         683       82.99
24 Months                                   240       51,522,096     13.69%    214,675         659       83.25
36 Months                                   374       76,550,079     20.35%    204,679         681       81.50
60 Months                                     5        1,272,808      0.34%    254,562         709       78.75
---------------------------------------------------------------------------------------------------------------
TOTAL:                                    1,617      376,237,192    100.00%    232,676         682       80.68

                                                                                                      WEIGHTED
                                                                     PCT BY    AVERAGE    WEIGHTED     AVERAGE
                                       # OF              CURRENT  CURR PRIN  PRINCIPAL  AVERAGE FICO    COMBINED
INTEREST ONLY BY TERM                 LOANS   PRINCIPAL BALANCE        BAL    BALANCE                  ORIG LTV
---------------------------------------------------------------------------------------------------------------
None                                        925                      46.63%                    675       81.82
                                                     175,427,805               189,652

12 Months                                     4        1,421,979      0.38%    355,495         719       76.21

24 Months                                     3          811,530      0.22%    270,510         619       87.16

36 Months                                     3          506,300      0.13%    168,767         718       80.00

60 Months                                   199       58,877,815     15.65%    295,868         682       80.35

120 Months                                  483      139,191,763     37.00%    288,182         691       79.39
---------------------------------------------------------------------------------------------------------------
TOTAL:                                    1,617     376,237,192    100.00%     232,676        682       80.68

                                                                                                      WEIGHTED
                                                                     PCT BY    AVERAGE    WEIGHTED     AVERAGE
                                       # OF              CURRENT  CURR PRIN  PRINCIPAL  AVERAGE FICO    COMBINED
MAXIMUM MORTGAGE RATES                LOANS   PRINCIPAL BALANCE        BAL    BALANCE                  ORIG LTV
---------------------------------------------------------------------------------------------------------------
Fixed-Rate Mortgage Loans                   608                      29.71%                    684       80.06
                                                     111,777,594               183,845

9.0000% - 9.9999%                             1          606,973      0.16%    606,973         675       60.00

10.0000% - 10.9999%                           9        3,622,332      0.96%    402,481         715       76.54

11.0000% - 11.9999%                          45       18,695,960      4.97%    415,466         685       74.77

12.0000% - 12.9999%                         166       56,169,762     14.93%    338,372         685       79.51

13.0000% - 13.9999%                         334       86,216,102     22.92%    258,132         687       80.06

14.0000% - 14.9999%                         273       66,575,359     17.70%    243,866         680       83.06

15.0000% - 15.9999%                         129       23,685,825      6.30%    183,611         650       85.54

16.0000% - 16.9999%                          39        7,569,553      2.01%    194,091         661       86.22

17.0000% - 17.9999%                           8          589,007      0.16%     73,626         663       89.14

18.0000% - 18.9999%                           3          589,288      0.16%    196,429         659       90.00

19.0000% - 19.9999%                           2          139,438      0.04%     69,719         648       90.00
---------------------------------------------------------------------------------------------------------------
TOTAL:                                    1,617      376,237,192    100.00%    232,676         682       80.68

                                                                                                      WEIGHTED
                                                                     PCT BY    AVERAGE    WEIGHTED     AVERAGE
                                       # OF              CURRENT  CURR PRIN  PRINCIPAL  AVERAGE FICO    COMBINED
MINIMUM MORTGAGE RATES (%)            LOANS   PRINCIPAL BALANCE        BAL    BALANCE                  ORIG LTV
--------------------------------------- ------- ---------------- --------- ----------- ----------- -----------
Fixed-Rate Mortgage Loans                  608      111,777,594    29.71%     183,845         684       80.06
2.0000% - 2.9999%                          333      103,882,747    27.61%     311,960         692       78.88
3.0000% - 3.9999%                          123       27,708,835     7.36%     225,275         690       81.39
4.0000% - 4.9999%                           32        7,724,441     2.05%     241,389         708       85.16
5.0000% - 5.9999%                           26       10,084,511     2.68%     387,866         678       81.04
6.0000% - 6.9999%                           53       15,389,776     4.09%     290,373         684       79.35
7.0000% - 7.9999%                          141       35,057,176     9.32%     248,632         673       80.69
8.0000% - 8.9999%                          164       40,391,954    10.74%     246,292         665       82.56
9.0000% - 9.9999%                          106       18,738,263     4.98%     176,776         650       85.90
10.0000% - 10.9999%                         24        4,626,504     1.23%     192,771         652       88.56
11.0000% - 11.9999%                          3          216,606     0.06%      72,202         593       90.00
12.0000% - 12.9999%                          2          499,345     0.13%     249,673         671       90.00
13.0000% - 13.9999%                          2          139,438     0.04%      69,719         648       90.00
--------------------------------------- ------- ---------------- --------- ----------- ----------- -----------
TOTAL:                                   1,617      376,237,192   100.00%     232,676         682       80.68

                                                                                                      WEIGHTED
                                                                     PCT BY    AVERAGE    WEIGHTED     AVERAGE
                                       # OF              CURRENT  CURR PRIN  PRINCIPAL  AVERAGE FICO    COMBINED
NOTE MARGINS                          LOANS   PRINCIPAL BALANCE        BAL    BALANCE                  ORIG LTV
---------------------------------------------------------------------------------------------------------------
Fixed-Rate Mortgage Loans                   608                      29.71%                    684       80.06
                                                     111,777,594               183,845

2.0000% - 2.4999%                           263       82,724,049     21.99%    314,540         693       78.52

2.5000% - 2.9999%                           148       39,091,316     10.39%    264,131         691       79.75

3.0000% - 3.4999%                            31        8,884,256      2.36%    286,589         676       79.66

3.5000% - 3.9999%                           110       24,247,020      6.44%    220,427         692       81.53

4.0000% - 4.4999%                            19        3,737,082      0.99%    196,689         727       90.22

4.5000% - 4.9999%                            21        5,667,056      1.51%    269,860         678       79.37

5.0000% - 5.4999%                            58       15,816,709      4.20%    272,702         680       79.11

5.5000% - 5.9999%                            52       15,695,057      4.17%    301,828         666       82.40

6.0000% - 6.4999%                            54       11,927,633      3.17%    220,882         661       82.99

6.5000% - 6.9999%                            78       16,003,644      4.25%    205,175         651       84.31

7.0000% - 7.4999%                            46       10,969,231      2.92%    238,462         660       83.85

7.5000% - 7.9999%                            83       21,806,440      5.80%    262,728         662       84.74

8.0000% - 8.4999%                            36        6,010,897      1.60%    166,969         667       85.31

8.5000% - 8.9999%                             7        1,591,366      0.42%    227,338         660       82.54

9.0000% - 9.4999%                             3          287,841      0.08%     95,947         615       90.00
---------------------------------------------------------------------------------------------------------------
TOTAL:                                    1,617      376,237,192    100.00%    232,676        682       80.68

                                                                                                      WEIGHTED
                                                                     PCT BY    AVERAGE    WEIGHTED     AVERAGE
                                       # OF              CURRENT  CURR PRIN  PRINCIPAL  AVERAGE FICO    COMBINED
NEXT INTEREST RATE ADJUSTMENT DATE*    LOANS   PRINCIPAL BALANCE        BAL    BALANCE                  ORIG LTV
---------------------------------------------------------------------------------------------------------------
Fixed-Rate Mortgage Loans               608                          29.71%       183,845      684       80.06
                                                     111,777,594
                                                                                  361,044
November 2006                             4            1,444,177      0.38%                    733       80.95
                                                                                  166,050
December 2006                             2              332,099      0.09%                    706       78.92
                                                                                  287,956
January 2007                              3              863,869      0.23%                    725       80.00
                                                                                  319,900
February 2007                             1              319,900      0.09%                    703       80.00
March 2007                                3            1,635,000      0.43%       545,000      718       79.78
                                                                                  522,268
April 2007                                6            3,133,607      0.83%                    697       74.49
                                                                                  778,750
July 2007                                 2            1,557,500      0.41%                    737       72.53
                                                                                  431,508
August 2007                               6            2,589,047      0.69%                    712       72.81
                                                                                  291,968
September 2007                            3              875,904      0.23%                    689       73.85
                                                                                  414,000
October 2007                              2              828,000      0.22%                    714       65.51
                                                                                  156,369
December 2007                             1              156,369      0.04%                    630       80.00
                                                                                  228,319
January 2008                              3              684,957      0.18%                    626       80.00
                                                                                  104,510
February 2008                             2              209,019      0.06%                    670       81.52
                                                                                  212,590
March 2008                               11            2,338,486      0.62%                    652       80.34
                                                                                  170,052
April 2008                               16            2,720,838      0.72%                    644       79.85
                                                                                  196,778
May 2008                                 13            2,558,108      0.68%                    638       81.60
                                                                                  181,221
June 2008                                23            4,168,094      1.11%                    658       80.63
                                                                                  213,979
July 2008                                48           10,271,009      2.73%                    676       82.89
                                                                                  260,479
August 2008                             105           27,350,299      7.27%                    666       84.76
                                                                                  256,597
September 2008                          126           32,331,197      8.59%                    666       82.72
                                                                                  190,250
October 2008                              2              380,500      0.10%                    626       82.07
                                                                                   80,428
March 2009                                1               80,428      0.02%                    624       85.00
                                                                                  360,800
April 2009                                1              360,800      0.10%                    656       80.00
                                                                                  260,766
May 2009                                  3              782,298      0.21%                    642       80.71
                                                                                  291,698
June 2009                                19            5,542,271      1.47%                    672       80.06
                                                                                  282,436
July 2009                                50           14,121,776      3.75%                    681       80.34
                                                                                  192,881
August 2009                              64           12,344,376      3.28%                    691       81.11
                                                                                  266,565
September 2009                           65           17,326,739      4.61%                    678       81.88
                                                                                  279,200
October 2009                              2              558,400      0.15%                    674       80.00
 *continued on next page

                                                                                                      WEIGHTED
                                                                     PCT BY    AVERAGE    WEIGHTED     AVERAGE
                                       # OF              CURRENT  CURR PRIN  PRINCIPAL  AVERAGE FICO    COMBINED
NEXT INTEREST RATE ADJUSTMENT DATE*    LOANS   PRINCIPAL BALANCE        BAL    BALANCE                  ORIG LTV
(CONTINUED)
---------------------------------------------------------------------------------------------------------------
November 2010                                1                           0.02%     92,714       671      80.00
                                                             92,714
                                                                                  189,750
December 2010                                1              189,750      0.05%                  661      75.00
                                                                                  279,926
January 2011                                 1              279,926      0.07%                  651      80.00
                                                                                  179,800
February 2011                                1              179,800      0.05%                  666      80.00
                                                                                  606,620
March 2011                                   2            1,213,241      0.32%                  693      80.26
                                                                                  406,615
May 2011                                     5            2,033,073      0.54%                  702      78.30
                                                                                  252,386
June 2011                                   12            3,028,626      0.80%                  693      81.62
                                                                                  239,914
July 2011                                   70           16,793,999      4.46%                  686      81.36
                                                                                  279,520
August 2011                                164           45,841,265     12.18%                  694      80.41

September 2011                             118           29,441,744      7.83%    249,506       695      81.36
                                                                                  166,200
October 2011                                 2              332,400      0.09%                  685      80.00
                                                                                   51,805
May 2013                                     1               51,805      0.01%                  700      80.00
                                                                                  156,284
June 2013                                    3              468,852      0.12%                  645      80.84
                                                                                  546,952
July 2013                                    9            4,922,571      1.31%                  655      76.64
                                                                                  261,441
August 2013                                  7            1,830,090      0.49%                  663      81.51
                                                                                  235,344
September 2013                              10            2,353,443      0.63%                  665      78.08
                                                                                1,310,000
April 2016                                   2            2,620,000      0.70%                  676      59.69
                                                                                  284,400
June 2016                                    2              568,800      0.15%                  740      70.95
                                                                                  293,316
July 2016                                    3              879,947      0.23%                  641      85.11
                                                                                  433,414
August 2016                                  6            2,600,484      0.69%                  684      77.83
                                                                                  436,000
September 2016                               2              872,000      0.23%                  751      80.00
---------------------------------------------------------------------------------------------------------------
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TOTAL:                                   1,617          376,237,192    100.00%    232,676       682      80.68

                                                  RATING AGENCY CONTACTS

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 MOODY'S:                                Arif Bekirogu                                            (212) 553-7761
 S&P:                                    Leo Yioupis                                              (212) 438-1261
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